Exhibit 99.1
                             JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated: February 14, 2007


JAY GOLDMAN ASSET MANAGEMENT, L.L.C.

By:  /s/ Jay G. Goldman
   -------------------------------------
Name:   Jay G. Goldman
Title:  Manager

J. GOLDMAN CAPITAL ADVISORS, L.P.

By:  J. Goldman Capital Management, Inc.,
its general partner

By:  /s/ Jay G. Goldman
  --------------------------------
Name:  Jay G. Goldman
Title: President

JAY G. GOLDMAN

/s/ Jay G. Goldman
------------------------------------------
Jay G. Goldman

NEWBERG FAMILY TRUST u/d/t 12/18/90

By:  /s/ Bruce L. Newberg
-------------------------------------
Name:  Bruce L. Newberg
Title: Trustee

BRUCE L. NEWBERG

/s/ Bruce L. Newberg
------------------------------------------
  Bruce L. Newberg